InnerWorkings Announces Second Quarter 2011 Results

Record Quarterly Revenue Reflects 29% Year-Over-Year Growth; Company Raises Revenue Guidance

CHICAGO, IL August 4, 2011 — InnerWorkings, Inc. (NASDAQ: INWK), a leading provider of global print management and promotional solutions, today reported results for the three months ended June 30, 2011.

Quarterly Highlights:

•	Record revenue generated during the quarter was $155.6 million, an increase of 29% compared with the second quarter of 2010.

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Net income was $3.7 million, an increase of 18% compared to $3.1 million in the year-earlier period. Earnings were $0.08 per diluted share compared to $0.07 per diluted share in the year-earlier period. Both earnings per share figures include $0.01 per diluted share from the sale of Echo Global Logistics stock.

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Second quarter 2011 net income was negatively impacted by a one-time $950,000 preference claim liability accrual related to a client bankruptcy in 2008. Excluding this one-time item, second quarter 2011 non-GAAP adjusted net income was $4.3 million, an increase of 36% compared to net income of $3.1 million in the year-earlier period. Please refer to the non-GAAP reconciliation table below for more information.

•	Adjusted EBITDA was $9.5 million, an increase of 23% compared to $7.7 million in the year-earlier period. Please refer to the non-GAAP reconciliation table below for more information.

•	Year-over-year enterprise revenue growth of 30% and transactional revenue growth of 26%. Revenue from new enterprise accounts was $15.0 million in the second quarter.

"InnerWorkings’ record second quarter performance reflects strong operational execution and increased demand for our print management solution,” said Eric D. Belcher, Chief Executive Officer of InnerWorkings. “The Company’s long-term growth will be driven by our expanding global platform and the value it provides to multinational businesses seeking a single global partner.”

Additional second quarter 2011 financial and operational highlights include the following:

•	74% of the Company's revenue was generated from sales to enterprise clients, with the remaining 26% derived from transactional clients.

•	As of June 30, 2011, the Company had an outstanding balance of $53.9 million on its $100 million bank credit facility and retained cash and short-term investments of $11.6 million.

“The Company’s financial position is strong and we are well positioned to continue growing our net margins and generate additional leverage in the model in 2011,” said Joseph M. Busky, Chief Financial Officer of InnerWorkings.

Outlook

The Company is raising its 2011 revenue guidance from $590 million to $620 million to $600 million to $625 million. The Company’s 2011 earnings per share guidance remains in the range of $0.29 to $0.32.

Conference Call

A conference call will be broadcast live on Thursday, August 4, 2011, at 4:30 p.m. Central Time (5:30 p.m. Eastern Time). The live webcast discussion, which will include a Q&A session, will be hosted by Eric D. Belcher, Chief Executive Officer, and Joseph M. Busky, Chief Financial Officer.

To access the conference call by telephone, interested parties may dial (877) 771-7024. Interested parties are also invited to listen to the live webcast by visiting the Investor "Events & Presentations" section of InnerWorkings' website at investor.inwk.com/events.cfm. A replay of the webcast will be available later that day in the same section of the website.

About InnerWorkings

InnerWorkings, Inc. (Nasdaq: INWK) is a leading provider of global print management and promotional solutions to corporate clients across a wide range of industries. With proprietary technology, an extensive supplier network and deep domain expertise, the Company procures, manages and delivers printed materials and promotional products as part of a comprehensive outsourced enterprise solution. The Company also owns and operates the online business printing site, Inkchaser.com. InnerWorkings is based in Chicago, Illinois, with 35 offices in North America, South America and Europe.

For more information visit: www.inwk.com.

Non-GAAP Financial Measures

This press release includes the following financial measures defined as "non-GAAP financial measures" by the Securities and Exchange Commission: non-GAAP adjusted net income and adjusted EBITDA. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. For a reconciliation of these non-GAAP financial measures to the nearest comparable GAAP measures, see “Reconciliation of Non-GAAP net income and Adjusted EBITDA” included in this press release.

Forward-Looking Statements

This release contains statements relating to future results. These statements are forward-looking statements under the federal securities laws. We can give no assurance that any future results discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. These statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. For a discussion of important factors that could affect our actual results, please refer to our SEC filings, including the "Risk Factors" section of our most recently filed Form 10-K.

CONTACT:
Scott Kozak
InnerWorkings, Inc.
(312) 642-3700
skozak@inwk.com

SOURCE: InnerWorkings, Inc.

Consolidated Balance Sheets

	December 31,	June 30,
	2010	2011
		(unaudited)
Cash and cash equivalents	$5,259,272	$7,975,429
Short-term investments	4,284,614	3,651,175
Accounts receivable, net of allowance for doubtful accounts	85,654,403	102,727,882
Unbilled revenue	24,626,558	27,971,096
Inventories	9,674,961	12,387,029
Prepaid expenses	9,836,486	12,066,727
Other current assets	7,139,680	9,164,118
Total long-term assets	133,448,806	163,951,066
Total assets	$279,924,780	$339,894,522

Accounts payable-trade	$55,604,566	$72,553,052
Other current liabilities	13,333,629	30,750,030
Revolving credit facility	47,400,000	53,900,000
Other long-term liabilities	3,402,486	14,368,442
Total stockholders' equity	160,184,099	168,322,998
Total liabilities and stockholders' equity	$279,924,780	$339,894,522

Consolidated Statements of Income
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2011	2010	2011
Revenue	$120,471,286	$155,611,981	$232,683,832	$300,792,673
Cost of goods sold	91,431,674	119,269,983	176,711,690	231,122,765
Gross profit	29,039,612	36,341,998	55,972,142	69,669,908
Operating expenses:
Selling, general, and administrative expenses	22,172,634	27,711,286	44,177,058	54,701,523
Depreciation and amortization	2,215,219	2,472,456	4,332,844	4,894,501
Preference claim liability	-	950,000	-	950,000
Income from operations	4,651,759	5,208,256	7,462,240	9,123,884
Total other income	216,560	476,830	741,659	863,458
Income before taxes	4,868,319	5,685,086	8,203,899	9,987,342
Income tax expense	1,726,198	1,985,077	2,893,651	3,496,981
Net income	$3,142,121	$3,700,009	$5,310,248	$6,490,361

Basic earnings per share	$0.07	$0.08	$0.12	$0.14
Diluted earnings per share	$0.07	$0.08	$0.11	$0.13

Weighted average shares outstanding, basic	45,659,907	46,433,846	45,656,230	46,281,531
Weighted average shares outstanding, diluted	47,576,328	48,419,650	47,484,046	48,375,616

Cash Flow Data
(Unaudited)

	Six Months Ended June 30,
	2010	2011

Net cash provided by operating activities	6,599	4,876,247
Net cash provided by (used in) investing activities	1,731,686	(9,100,882)
Net cash provided by (used in) financing activities	(1,091,263)	6,997,007
Effect of exchange rate changes on cash and cash equivalents	(36,104)	(56,215)
Increase in cash and cash equivalents	610,918	2,716,157
Cash and cash equivalents, beginning of period	2,903,906	5,259,272
Cash and cash equivalents, end of period	$3,514,824	$7,975,429

Reconciliation of Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2011	2010	2011

Operating Income	$4,651,759	$5,208,256	$7,462,240	$9,123,884
Preference claim liability	-	950,000	-	950,000
Depreciation and amortization	2,215,219	2,472,456	4,332,844	4,894,501
Stock based compensation	836,351	828,778	1,397,369	1,770,140
Adjusted EBITDA	$7,703,329	$9,459,490	$13,192,453	$16,738,525

Reconciliation of Adjusted Net Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2011	2010	2011
Net Income	$3,142,121	$3,700,009	$5,310,248	$6,490,361
Preference claim liability	-	950,000	-	950,000
Tax effect of preference claim liability	-	(380,000)	-	(380,000)
Adjusted net income	$3,142,121	$4,270,009	$5,310,248	$7,060,361

Adjusted diluted EPS	$0.07	$0.09	$0.11	$0.15
Diluted shares	47,576,328	48,419,650	47,484,046	48,375,616